UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.        )

Filed by Registrant	☒	Filed by a Party	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Rockley Photonics Holdings Limited

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Rockley
PHOTONICS
P.O. BOX 8016, CARY, NC 27512-9903
Rockley Photonics Holdings Limited Important Notice Regarding the Availability of Proxy Materials
Shareholders Meeting to be held on May 16, 2022
For Shareholders of record as of March 21, 2022
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.
To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/RKLY
To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.
For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/RKLY
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.
If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 06, 2022.
To order paper materials, use one of the following methods.
INTERNET www.investorelections.com/RKLY
TELEPHONE (866) 648-8133
paper@investorelections.com
When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.
* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.
Rockley Photonics Holdings Limited
Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K
Meeting Type: Annual Meeting of Shareholders
Date: Monday, May 16, 2022
Time: 11:00 AM, Pacific Standard Time (US)
Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/RKLY for more details.
SEE REVERSE FOR FULL AGENDA

Rockley Photonics Holdings Limited
2022 Annual Meeting of Shareholders
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR EACH DIRECTOR LISTED BELOW AND FOR PROPOSAL 2
PROPOSALS
1. Election of Directors
1.01 Brian Blaser
1.02 Pamela Puryear
2. Ratification of appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm.
NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.